EXHIBIT 4.1

Consent of Independent Registered Public Accounting Firm

Nuveen Unit Investment Trust, Series 174

We consent to the use of our report dated December 19, 2016, with respect to the financial statement of Nuveen Unit Investment Trust, Series 174, comprising Nuveen Core Real Estate Securities Portfolio, 4Q 2016, included in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-213959) and related Prospectus and to the reference to our firm under the heading “Experts,” in Part B of the Prospectus.

/s/ KPMG LLP

KPMG LLP

Chicago, Illinois

December 19, 2016